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                                                                     EXHIBIT 23



                              ACCOUNTANTS' CONSENT


The Board of Directors
Healthdyne Information Enterprises, Inc.


We consent to incorporation by reference in the registration statements (Nos. 33-99034, 333-08271, 333-08279, 333-08283, 333-08287, 333-08293 and 333-08295)
on Form S-8 of Healthdyne Information Enterprises, Inc. of our reports dated January 28, 1997, relating to the consolidated balance sheets of Healthdyne Information Enterprises, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for the years ended December 31, 1996 and 1995 and for the period from June 15, 1994 (date of incorporation) to December 31, 1994, which reports appear in the December 31, 1996, annual report on Form 10-K of Healthdyne Information Enterprises, Inc.


                                   KPMG PEAT MARWICK LLP




Atlanta, Georgia
March 24, 1997